AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

                         INSTITUTIONAL DAILY INCOME FUND
                                  (the "Fund")

                             U.S. Treasury Portfolio
                             Money Market Portfolio
                               Municipal Portfolio
                            U.S. Government Portfolio
                               (the "Portfolios")


                               Institutional Class
                           Institutional Service Class
                                 Investor Class
                         Short Term Income Shares Class
                                  Retail Class
                                 Pinnacle Class

                                600 Fifth Avenue
                            New York, New York 10020

                                                               October 30, 2000,
                                                         amended and restated on
                                            July 20, 2006 and September 21, 2006


Reich & Tang Distributors, Inc.
600 Fifth Avenue
New York, New York 10020

Ladies and Gentlemen:

                  We hereby confirm our agreement with you as follows:

     1. In consideration of the agreements on your part herein contained and of the payment by us to you of (i) a fee of $1 per year with respect to the Institutional Class, Institutional Service Class, and Pinnacle Class shares of each Portfolio and (ii) a compensatory asset-based sales charge in an amount not to exceed 0.20% for the Investor Class, 0.45% for the Short Term Income Shares Class and 0.65% for the Retail Class of each Portfolio, per annum, of each referenced class shares' average daily net assets, and on the terms and conditions set forth herein, on behalf of our Portfolios, we have agreed that you shall be, for the period of this agreement, a distributor, as our agent, for the unsold portion of such number of shares of our beneficial interest Portfolios $.01 par value per share, as may be effectively registered from time to time under the Securities Act of 1933, as amended (the "1933 Act"). This agreement is being entered into pursuant to the Amended and Restated

Distribution and Service Plan (the "Plan") adopted by us in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

     2. You may make payments from time to time from your fees payable hereunder with respect to each applicable Class and your own resources and past profits for the following purposes:

     (a) to compensate Participating Organizations, with whom you have a written contract, for providing assistance in distributing the Institutional Service, Investor Class, Short Term Income Shares Class and Retail Class shares, respectively;

     (b) to pay the costs of printing and distributing each Portfolio's prospectus to prospective investors; and

     (c) to defray the cost of the preparation and printing of brochures and other promotional materials, mailings to prospective shareholders, advertising, and other promotional activities, including salaries and/or commissions of sales personnel in connection with the distribution of the Fund's shares.

     The Distributor will in its sole discretion determine the amount of any payments made by the Distributor pursuant to this Agreement; provided, however, that no such payment will increase the amount which the Portfolio, on behalf of any Class, is required to pay either the Distributor under this Agreement or the Shareholder Servicing Agreement or to the Manager under the Investment Management Contract, the Administrative Services Agreement, or otherwise.

     3. We hereby agree that you will act as our agent, and hereby appoint you our agent, to offer, and to solicit offers to subscribe to, the unsold balance of shares of our beneficial interest as shall then be effectively registered under the Act. All subscriptions for shares of the Portfolio's beneficial interest obtained by you shall be directed to us for acceptance and shall not be binding on us until accepted by us. You shall have no authority to make binding subscriptions on our behalf. We reserve the right to sell shares of our beneficial interest through other distributors or directly to investors through subscriptions received by us at our principal office in New York, New York. The right given to you under this agreement shall not apply to shares of our beneficial interest issued in connection with (a) the merger or consolidation of any other investment company with us, (b) our acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company, or (c) the reinvestment in shares of our beneficial interest by our stockholders of dividends or other distributions or any other offering by us of securities to our stockholders.

     4. You will use your best efforts to obtain subscriptions to shares of our beneficial interest upon the terms and conditions contained herein and in our Prospectus, as in effect from time to time. You will send to us promptly all subscriptions placed with you. We shall furnish you from time to time, for use in connection with the offering of shares of our beneficial interest, such other information with respect to us and shares of our beneficial interest as you may reasonably request. We shall supply you with such copies of our Registration Statement and Prospectus, as in effect from time to time, as you may request. Except as we may authorize in writing, you are not authorized to give any information or to make any representation that is not contained in the Registration Statement or Prospectus, as then in effect. You may use employees, agents and other persons, at your cost and expense, to assist you in carrying out your obligations hereunder, but no such employee, agent or other person shall be deemed to be our agent or have any rights under this agreement. You may sell our shares to or through qualified brokers, dealers and financial institutions under selling and servicing agreements provided that no dealer, financial institution or other person shall be appointed or authorized to act as our agent without our written consent.

     With respect to the Institutional Service Class, Investor Class, Short Term Income Shares Class and Retail Class Shares of our Portfolios, you will arrange for organizations whose customers or clients are shareholders of our corporation ("Participating Organizations") to enter into agreements with you for the performance of shareholder servicing and related administrative functions not performed by you or the Transfer Agent and for providing distribution assistance with respect to those Classes. You may make payments to Participating Organizations for performing shareholder servicing and related administrative functions and distribution assistance with respect to our Institutional Service Class, Investor Class, Short Term Income Shares Class and Retail Class Shares pursuant to written agreements approved in form and substance by our Board of Trustees to be entered into by you and the Participating Organizations. It is recognized that we shall have no obligation or liability to you or any Participating Organization for any such payments under the agreements with Participating Organizations. Our obligation is solely to make payments to you under the this agreement (with respect to the Institutional Service Class, Investor Class, Short Term Income Shares Class and Retail Class Shares) and to the Manager under the Investment Management Contract and the Administrative Services Contract. All sales of our shares effected through you will be made in compliance with all applicable federal securities laws and regulations and the Constitution, rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

     5. We reserve the right to suspend the offering of shares of our beneficial interest at any time, in the absolute discretion of our Board of Trustees, and upon notice of such suspension you shall cease to offer our shares hereunder.

     6. Both of us will cooperate with each other in taking such action as may be necessary to qualify our shares for sale under the securities laws of such states as we may designate, provided, that you shall not be required to register as a broker-dealer or file a consent to service of process in any such state where you are not now so registered. Pursuant to the Investment Management Contract in effect between us and the Manager, we will pay all fees and expenses of registering shares of our beneficial interest under the Act and of qualification of shares of our beneficial interest, and to the extent necessary, our qualification under applicable state securities laws. You will pay all expenses relating to your broker-dealer qualification.

     7. We represent to you that our Registration Statement and Prospectus have been carefully prepared to date in conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder. We represent and warrant to you, as of the date hereof, that our Registration Statement and Prospectus contain all statements required to be stated therein in accordance with the 1933 Act and the 1940 Act and the SEC's rules and regulations thereunder; that all statements of fact contained therein are or will be true and correct at the time indicated or the effective date as the case may be; and that neither our Registration Statement nor our Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of our shares. We will from time to time file such amendment or amendments to our Registration Statement and Prospectus as, in the light of future development, shall, in the opinion of our counsel, be necessary in order to have our Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of our shares. If we shall not file such amendment or amendments within fifteen days after our receipt of a written request from you to do so, you may, at your option, terminate this agreement immediately. We will not file any amendment to our Registration Statement or Prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing in this agreement shall in any way limit our right to file such amendments to our Registration Statement or Prospectus, of whatever character, as we may deem advisable, such right being in all respects absolute and unconditional. We represent and warrant to you that any amendment to our Registration Statement or Prospectus hereafter filed by us will be carefully prepared in conformity within the requirements of the 1933 Act and the 1940 Act and the SEC's rules and regulations thereunder and will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1933 Act and the 1940 Act and the SEC's rules and regulations thereunder; that all statements of fact contained therein will, when the same shall become effective, be true and correct; and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of our shares.

     8. We agree to indemnify, defend and hold you, and any person who controls you within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you or any such controlling person may incur, under the 1933 Act or the 1940 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in our Registration Statement or Prospectus in effect from time to time or arising out of or based upon any alleged omission to state a material fact required to be stated in either of them or necessary to make the statements in either of them not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect you against any liability to us or our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this agreement. Our agreement to indemnify you and any such controlling person is expressly conditioned upon our being notified of any action brought against you or any such controlling person, such notification to be given by letter or by telegram addressed to us at our principal office in New York, New York, and sent to us by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure so to notify us of any such action shall not relieve us from any liability which we may have to the person against whom such action is brought other than on account of our indemnity agreement contained in this paragraph 7. We will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by us and approved by you. In the event we do elect to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case we do not elect to assume the defense of any such suit, or in case you, in good faith, do not approve of counsel chosen by us, we will reimburse you or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. Our indemnification agreement contained in this paragraph 7 and our representations and warranties in this agreement shall remain in full force and effect regardless of any investigation made by or on behalf of you or any controlling person and shall survive the sale of any of our shares made pursuant to subscriptions obtained by you. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your successors and assigns, and to the benefit of any of your controlling persons and their successors and assigns. We agree promptly to notify you of the commencement of any litigation or proceeding against us in connection with the issue and sale of any of our shares.

     9. You agree to indemnify, defend and hold us, our several officers and trustees, and any person who controls us within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which we, our officers or trustees, or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by us, our officers or trustees or such controlling person shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by you to us for use in our Registration Statement or Prospectus as in effect from time to time, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. Your agreement to indemnify us, our officers and trustees, and any such controlling person is expressly conditioned upon your being notified of any action brought against us, our officers or trustees or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office in New York, New York, and sent to you by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. You shall have a right to control the defense of such action, with counsel of your own choosing, satisfactory to us, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event you and we, our officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to us, to our officers or trustees, or to such controlling person other than on account of your indemnity agreement contained in this paragraph 8.

10. We agree to advise you immediately:

     (a) of any request by the SEC for amendments to our Registration Statement or Prospectus or for additional information,

     (b) of the issuance by the SEC of any stop order suspending the effectiveness of our Registration Statement or Prospectus or the initiation of any proceedings for that purpose,

     (c) of the happening of any material event which makes untrue any statement made in our Registration Statement or Prospectus or which requires the making of a change in either of them in order to make the statements therein not misleading, and

     (d) of all action of the SEC with respect to any amendments to our Registration Statement or Prospectus.

     11. This Agreement will become effective on the date hereof and shall continue in effect until March 31, 2001, and thereafter for successive twelve-month periods (computed from each April 1st), provided that such continuation is specifically approved at least annually by vote of our Board of Trustees and of a majority of those of our directors who are not interested persons (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan,, cast in person at a meeting called for the purpose of voting on this agreement. This agreement may be terminated at any time, without the payment of any penalty, (a) on sixty days' written notice to you (i) by vote of a majority of our entire Board of Trustees, and by a vote of a majority of our Trustees who are not interested persons (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or (ii) by vote of a majority of our outstanding voting securities, as defined in the Act, or (b) by you on sixty days' written notice to us.

     12. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and in applicable rules or regulations of the SEC thereunder.

     13. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, the right of any of your employees, officers or directors, who may also be a trustee, officer or employee of ours, or of a person affiliated with us, as defined in the 1940 Act, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or nature, or to render services of any kind to another corporation, firm, individual or association.

                  If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                                     Very truly yours,

                                                     DAILY INCOME FUND

                                                     U.S. Treasury Portfolio
                                                     Money Market Portfolio
                                                     Municipal Portfolio
                                                     U.S. Government Portfolio



                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:
Accepted:     October 30, 2000,
              amended and restated on
              July 20, 2006 and September 21, 2006

REICH & TANG DISTRIBUTORS, INC.


By:
   -----------------------
   Name:
   Title: